    As filed with the Securities and Exchange Commission on August 17, 2001
                                                     Registration No. 333-_____
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER

                          THE SECURITIES ACT OF 1933

                                NAVISITE, INC.

            (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                         52-2137343
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

400 MINUTEMAN ROAD, ANDOVER, MASSACHUSETTS                          01810
(Address of Principal Executive Offices)                          (Zip Code)

                     NONSTATUTORY STOCK OPTION AGREEMENTS
                           (Full Title of the Plan)

                                TRICIA GILLIGAN
                        ACTING CHIEF EXECUTIVE OFFICER
                                NAVISITE, INC.
                              ANDOVER, MA  01810
                    (Name and Address of Agent For Service)
                                (978) 682-8300
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
 Title of                                      Proposed Maximum         Proposed Maximum
 Securities to                                 Offering Price Per       Aggregate Offering         Amount of
 be  Registered    Amount to be Registered           Share                    Price             Registration Fee
------------------------------------------------------------------------------------------------------------------
 Common stock,
 $0.01 par value        20,000 shares(1)             $ 1.875(2)               $ 37,500(2)            $10
 per share
==================================================================================================================

(1) Shares of common stock subject to presently outstanding options under the Nonstatutory Stock Option Agreements.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, and based on the price at which the options may be exercised.

                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1.   PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to Stephen D.R. Moore and James F. Moore, the two participants in the Nonstatutory Stock Option Agreements covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to Stephen D.R. Moore and James F. Moore, the two participants in the Nonstatutory Stock Option Agreements covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant's certificate of incorporation, as amended and restated to date, provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     The registrant's certificate of incorporation provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless and only to the extent that the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, unless it is determined that he did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

     The registrant's certificate of incorporation further provides that the indemnification provided therein is not exclusive and provides that registrant may enter into agreements with officers and directors providing for indemnification rights and procedures different from those set forth in the registrant's certificate of incorporation.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The registrant has obtained directors' and officers' liability insurance which would insure the directors and officers of the registrant against damages arising out of certain kinds of claims which might be made against them based upon their negligent acts or omissions while acting in their respective capacities as directors or officers.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.   EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     ITEM 9.   UNDERTAKINGS.

     1.   Item 512(a) of Regulation S-K.  The undersigned registrant hereby
          -----------------------------
undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2.   Item 512(b) of Regulation S-K. The undersigned registrant hereby
          -----------------------------
undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.   Item 512(h) of Regulation S-K. Insofar as indemnification for
          -----------------------------
liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Andover, Massachusetts on August 17, 2001.

                                             NAVISITE, INC.
                                             By: /s/ Tricia Gilligan
                                                 ------------------------------
                                                 Tricia Gilligan
                                                 Acting Chief Executive Officer


                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of NaviSite, Inc., hereby severally constitute and appoint Tricia Gilligan, Kenneth W. Hale and Joe K. Suyemoto, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NaviSite, Inc. to comply with provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said our attorneys, or any of them, to said registration statement and any and all amendments thereto.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature                                                    Title                               Date
--------------------------------------------  -----------------------------------  --------------------------------
/s/ Tricia Gilligan                           Acting Chief Executive Officer               August 17, 2001
----------------------                        (Acting Principal Executive
Tricia Gilligan                               Officer)

/s/ Kenneth W. Hale                           Chief Financial Officer and                  August 17, 2001
----------------------                        Treasurer (Principal Financial
Kenneth W. Hale                               Officer and Principal Accounting
                                              Officer)

/s/ David S. Wetherell                        Chairman of the Board                        August 17, 2001
----------------------
David S. Wetherell

                                              Director
----------------------
George A. McMillan

/s/ James F. Moore                            Director                                     August 17, 2001
----------------------
James F. Moore

                                              Director
----------------------
Stephen D.R. Moore

/s/ Craig D. Goldman                          Director                                     August 17, 2001
----------------------
Craig D. Goldman

                                 EXHIBIT INDEX

Exhibit
Number                                               Description
-----------  -------------------------------------------------------------------------------------------
   4.1 (1)   Amended and Restated Certificate of Incorporation.

   4.2 (1)   Amended and Restated By-Laws.

   4.3 (2)   Specimen Certificate representing shares of common stock of the Registrant.

   4.4 (2)   Series C Convertible Preferred Stock Purchase Agreement, dated as of June 3, 1999, by and between Dell USA L.P. and the Registrant.

   4.5 (2)   Series D Convertible Preferred Stock Purchase Agreement, dated as of June 3, 1999, by and between Microsoft Corporation and the Registrant.

   4.6 (1)   Investor Rights Agreement, dated as of October 27, 1999, by and between CMGI, Inc. and the
             Registrant.

   4.7 (3)   Common Stock Purchase Agreement, dated as of June 8, 2000, by and between the Registrant and CMGI, Inc.

   4.8 (3)   Amendment No. 1 to the Investors Right Agreement, dated as of October 27, 1999, by and between CMGI, Inc. and the Registrant.

   4.9 (4)   Note and Warrant Purchase Agreement, dated as of December 12, 2000, by and between the
             Registrant and CMGI, Inc.

   4.10 (4)  7.5% Convertible Subordinated Note due December 12, 2003, dated as of December 12, 2000, issued by the Registrant to CMGI, Inc.

   4.11 (5)  7.5% Convertible Subordinated Note due December 12, 2003, dated as of January 24, 2001, issued by the Registrant to CMGI, Inc.

   4.12 (5)  Common Stock Warrant No. 1, dated as of December 15, 2000, issued by the Registrant to
             CMGI, Inc.

   4.13 (5)  Common Stock Warrant No. 2, dated as of December 15, 2000, issued by the Registrant to
             CMGI, Inc.

   4.14 (4)  Amendment No. 2 to the Investor Rights Agreement, dated as of October 27, 1999 and first amended on June 8, 2000, by and between the Registrant and CMGI, Inc.

   4.15 (4)  Subordination Agreement, dated as of December 12, 2000, by and between the Registrant and
             CMGI, Inc.

   5.1       Opinion of Hale and Dorr LLP.

  23.1       Consent of Hale and Dorr LLP (included in Exhibit 5).

  23.2       Consent of KPMG LLP.

  24.1       Power of Attorney (included in the signature page of this Registration Statement).

(1) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended October 31, 1999.

(2) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-83501).

(3) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 2000.

(4) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended October 31, 2000.

(5) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended January 31, 2001.

                                       2